UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2010
RCN Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16805	22-3498533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

196 Van Buren Street
Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)
(703) 434-8200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     As previously disclosed by RCN Corporation (the “Company”) in the Form 8-K filed on March 5, 2010 with the Securities and Exchange Commission (the “SEC”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Yankee Cable Acquisition, LLC (“Cable Buyer”), Yankee Metro Parent, Inc. (“Metro Parent”) and Yankee Metro Merger Sub, Inc. (“Merger Sub”) on March 5, 2010. Cable Buyer, Metro Parent and Merger Sub are controlled by a private equity fund associated with ABRY Partners.
     The Company convened a special meeting of its stockholders at 10:00 a.m. (Eastern time) on May 19, 2010 (the “Special Meeting”): (i) to adopt the Merger Agreement, as it may be amended from time to time, and to approve the transactions contemplated thereby (the “Merger Proposal”), and (ii) to approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”). The record date for the Special Meeting was April 12, 2010, on which date 35,301,291 shares of Company common stock were outstanding and entitled to vote at the Special Meeting.
     The Merger Proposal and the Adjournment Proposal are described in detail in the Company’s definitive proxy statement on Schedule 14A relating to the Special Meeting, which the Company filed with the SEC, and mailed to its stockholders of record as of April 12, 2010, on April 21, 2010.
     At the Special Meeting, the Merger Proposal was approved by Company stockholders, with 28,967,785 shares cast “For,” 300,346 shares cast “Against,” and 15,241 shares “Abstaining.” As a result, the Merger Proposal received the necessary vote to be adopted by Company stockholders at the Special Meeting. The Adjournment Proposal was also approved by Company stockholders, with 27,365,198 shares cast “For,” 1,916,950 shares cast “Against,” and 1,224 shares “Abstaining.” However, because the Merger Proposal was adopted by Company stockholders at the Special Meeting, the Adjournment Proposal became moot.
     Brokers did not have discretionary voting authority on either proposal at the Special Meeting and, as a result, there were no broker non-votes in connection with either proposal.
Item 8.01. Other Events.
     On May 19, 2010, the Company issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference, announcing that Company stockholders had adopted the Merger Agreement, and approved the transactions contemplated thereby, at the Special Meeting.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following is included as an exhibit to this report:

Exhibit No.	Description

99.1	Press Release, issued May 19, 2010

RCN Corporation
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN Corporation

(Registrant)

DATE: May 19, 2010	By:	/s/ Michael T. Sicoli
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, issued May 19, 2010